                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation of by reference in Registration Statement Nos. 33-92750, 33-92940, and 33-93280 of Great Pines Water Company, Inc. on Forms S-8 of our report dated February 19, 1999 appearing in this Annual Report on Form 10-KSB of Great Pines Water Company, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Houston, Texas
March 30, 1999